Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Strong Third Quarter 2009 Financial Results

RALEIGH, N.C., October 20, 2009 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported net income of $3.5 million for the quarter ended September 30, 2009 compared to net income of $2.0 million for the quarter ended September 30, 2008. After dividends and accretion on preferred stock issued under the Capital Purchase Program, net income available to common shareholders was $3.0 million, or $0.26 per diluted share, for the third quarter of 2009 compared with $2.0 million, or $0.18 per diluted share, for the same period one year ago. The third quarter results reflect further improvement in net interest margin coupled with recognized tax benefits.

“Capital Bank continued to realize significant margin improvement and positive earnings during the third quarter,” stated B. Grant Yarber, president and CEO. “Management remains focused on asset quality but also considers margin management a key priority. Through highly disciplined margin controls and continued repricing of customer deposits in an increasingly favorable interest rate environment, our net interest margin increased to 3.41% in the third quarter of 2009 from 3.17% in the second quarter. While we continue to face a difficult economy, we are encouraged by the positive trends in our net interest margin and core earnings.”

Net Interest Income

Net interest income increased by $2.7 million for the quarter ended September 30, 2009 from the same quarter one year ago. This improvement was due to an increase in net interest margin by 30 basis points, from 3.11% for the third quarter of 2008 to 3.41% for the third quarter of 2009, coupled with a 14% growth in average earning assets over the same period. Net interest margin benefited from a significant decline in funding costs as rates on total interest-bearing customer deposits fell 79 basis points, from 2.96% for the third quarter of 2008 to 2.17% for the third quarter of 2009. Partially offsetting declining funding costs was a rapid decline in market interest rates late in 2008 which contributed to a decrease in loan yields from 6.03% for the third quarter of 2008 to 5.61% for the third quarter of 2009. In October 2006, the Company entered into a three-year, $100 million (notional) interest rate swap to help mitigate its exposure to interest rate volatility in the prime-based portion of the commercial loan portfolio. The swap, which expired on October 9, 2009, increased loan interest income by $1.1 million and $675 thousand for the quarters ended September 30, 2009 and 2008, respectively, representing a benefit to net interest margin of 27 and 19 basis points, respectively, during the quarters.

Provision for Loan Losses and Asset Quality

Provision for loan losses for the quarter ended September 30, 2009 totaled $3.6 million, an increase of $2.8 million from the same period one year ago. The increase in the provision was partially due to loan growth of $163.1 million, or 14%, from September 30, 2008, but the increase was also driven by continued deteriorating economic conditions and weakness in the local real estate markets which resulted in higher net charge-offs and downgrades to the credit ratings of certain loans in the portfolio. Net charge-offs increased from $653 thousand during the third quarter of 2008 to $2.7 million during the third quarter of 2009. Management continues to thoroughly review its loan portfolio and the adequacy of its allowance for loan losses.

Nonperforming assets, which include loans on nonaccrual and other real estate owned, increased to 1.55% as a percent of total assets at September 30, 2009 compared to 0.63% at December 31, 2008 and 0.47% at September 30, 2008. Past due loans, which include loans at least 30 days past due, increased to 1.86% as a percent of total loans at September 30, 2009 compared to 1.09% at December 31, 2008 and 0.75% at September 30, 2008. As a result of the deteriorating credit quality, the Company increased the allowance for loan losses to 1.44% of total loans at September 30, 2009 compared to 1.18% at December 31, 2008 and 1.17% at September 30, 2008. The allowance for loan losses was 105% of nonperforming loans at September 30, 2009, which was a decline from 162% at December 31, 2008 and 219% at September 30, 2008.

“Weakness in the residential and commercial real estate markets from the global recession and credit crisis continues to severely impact the financial health and stability of many businesses within the communities we serve. While we believe our markets represent some of the most resilient in the country, the Company again took steps to increase the provision for loan losses compared to the same quarter one year ago,” commented Mr. Yarber. “Despite the difficult economic conditions, our practice of working proactively with borrowers and dealing with problem loans has enabled Capital Bank to maintain credit quality that is superior to peer banks and other banks across the country. In fact, our nonperforming assets to total assets ratio of 1.55% at September 30, 2009 is significantly better than reported regional and national averages have been in recent quarters. While higher loan loss provisions have negatively impacted our earnings in recent quarters, we continue to believe our focused approach to managing asset quality will position us well to take advantage of a future market recovery.”

Loans grew by $102.9 million during the first nine months of 2009 while deposits increased by $69.9 million. Much of the loan growth occurred in the Triangle region of North Carolina, which we believe continues to present quality growth opportunities in certain sectors. On the deposit side, checking and savings accounts increased $37.0 million during the nine months ended September 30, 2009 as Capital Bank continued to emphasize growth in these critical product areas. Time deposits also increased $45.7 million over the same period while money market accounts declined by $12.7 million. Reliance on brokered and wholesale funding remained low as the Company executed successful strategies to attract customer deposits through its branch network. Customer deposits, which exclude brokered deposits, increased to 77% of total assets at September 30, 2009 from 75% of total assets at December 31, 2008 and 68% of total assets at September 30, 2008. Brokered deposits and borrowed funds, which include customer repurchase agreements and subordinated debt, decreased to 14% of total assets at September 30, 2009 from 15% of total assets at December 31, 2008 and 21% of total assets at September 30, 2008.

Noninterest Income

Noninterest income decreased $760 thousand, or 23%, in the third quarter of 2009 compared to the same period one year ago. Included in this decrease was a nonrecurring gain of $426 thousand recorded on the sale of the Company’s Greensboro branch in the third quarter of 2008. Service charge income, which includes overdraft and non-sufficient funds charges, fell by $248 thousand primarily from a decline in consumer spending during the current economic recession. Other loan fees declined by $335 thousand due to a drop in prepayment penalties charged as fewer business loans were prepaid given the current interest rate and economic environment. Partially offsetting these declines was a $211 thousand increase in mortgage fees, which rose primarily as a result of higher mortgage origination volume that was benefited by a continued favorable interest rate environment for residential mortgage refinancing and home purchase activity.

Noninterest Expense

Noninterest expense increased $581 thousand, from $10.5 million during the third quarter of 2008 to $11.1 million during the third quarter of 2009. This increase included higher FDIC deposit insurance expense of $260 thousand due to increases in deposit insurance assessment rates in order to cover higher monitoring costs and claims from the increasing number of failed insured depository institutions. On September 29, 2009, the FDIC announced its intention to require insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for the following three years. This announcement had no impact on our financial results for the quarter ended September 30, 2009, and if the prepaid assessment is charged as announced, the cost will be recognized as expense ratably over the three year assessment period. Additionally, occupancy expense increased $374 thousand as new branches were opened during the past year in addition to the four branches purchased in the Fayetteville market during December 2008.

Income Taxes

Income taxes represented a benefit of $2.1 million for the quarter ended September 30, 2009 compared to tax expense of $805 thousand for the quarter ended September 30, 2008. Contributing to the benefit during the third quarter of 2009 was a nonrecurring benefit of $504 thousand related to income tax refunds to be received from federal and state tax authorities upon the amendment of multiple tax returns from previous years. These amended returns were filed during the third quarter following a thorough review by the Company’s tax professionals of previously filed federal and state tax returns. These refunds do not represent uncertain tax positions. The majority of the remaining decline in income taxes was related to a change in the Company’s estimated annual effective tax rate given higher than normal levels of nontaxable income, which include municipal bond and loan income and bank-owned life insurance income, as well as higher levels of loan loss provisions over the year to date period. The change in estimated annual effective tax rate increased the tax benefit by $1.8 million for the third quarter of 2009.

***

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the management of our growth, the risks associated with Capital Bank’s loan portfolio, competition within the industry, dependence on key personnel, government regulation and the risks associated with possible or completed acquisitions. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31(a)	September 30
(In thousands except per share data)

Interest income	$21,858	$20,755	$19,668	$20,088	$20,931
Interest expense	8,303	8,591	9,487	10,156	10,104
Net interest income	13,555	12,164	10,181	9,932	10,827
Provision for loan losses	3,564	1,692	5,986	1,701	760
Net interest income after provision for loan losses	9,991	10,472	4,195	8,231	10,067
Noninterest income	2,507	3,724	2,106	2,297	3,267
Noninterest expense	11,098	12,465	11,564	76,286	10,517
Net income (loss) before taxes	1,400	1,731	(5,263)	(65,758)	2,817
Income tax (benefit) expense	(2,143)	382	(800)	(3,680)	805
Net income (loss)	$3,543	$1,349	$(4,463)	$(62,078)	$2,012

Earnings (loss) per common share – basic	$0.26	$0.07	$(0.45)	$(5.50)	$0.18
Earnings (loss) per common share – fully diluted	$0.26	$0.07	$(0.45)	$(5.50)	$0.18
Weighted average shares outstanding:
Basic	11,469	11,448	11,293	11,309	11,302
Fully diluted	11,469	11,448	11,293	11,309	11,313

(a)  Results of operations for the quarter ended December 31, 2008 includes a goodwill impairment charge of $65,191.

End of Period Balances
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31(a)	September 30
(Dollars in thousands except per share data)

Total assets	$1,734,950	$1,695,342	$1,665,611	$1,654,232	$1,594,402
Investment securities	262,499	268,224	286,310	278,138	244,310
Loans (gross)	1,357,243	1,293,340	1,277,064	1,254,368	1,194,149
Allowance for loan losses	19,511	18,602	18,480	14,795	14,017
Total earning assets	1,663,271	1,615,164	1,580,140	1,559,256	1,444,727
Deposits	1,385,250	1,380,842	1,340,974	1,315,314	1,197,721
Shareholders’ equity	149,525	143,306	142,674	148,514	166,521

Book value per common share	$9.58	$9.03	$8.97	$9.54	$14.83
Tangible book value per common share	$9.31	$8.74	$8.66	$9.20	$9.26

(a)  Derived from audited consolidated financial statements.

Average Quarterly Balances
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands)

Total assets	$1,705,290	$1,665,387	$1,659,767	$1,620,817	$1,574,810
Investments	265,976	279,607	289,368	246,658	245,408
Loans (gross)	1,330,199	1,285,571	1,265,438	1,213,027	1,176,491
Total earning assets	1,632,707	1,588,502	1,574,017	1,473,422	1,434,041
Deposits	1,375,931	1,324,507	1,307,827	1,238,343	1,164,362
Shareholders’ equity	145,487	145,216	149,285	171,227	166,570

CAPITAL BANK CORPORATION
Quarterly Net Interest Margin (a)
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31	September 30

Yield on earning assets	5.43%	5.34%	5.17%	5.51%	5.90%
Cost of interest-bearing liabilities	2.33	2.50	2.80	3.05	3.12
Net interest spread	3.10	2.84	2.37	2.46	2.78
Net interest margin	3.41	3.17	2.72	2.78	3.11

(a)  Annualized and on a fully taxable equivalent basis.

Asset Quality – Nonperforming Assets (a)
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31(b)	September 30
(Dollars in thousands)

Commercial and industrial	$586	$1,060	$652	$348	$440
Commercial real estate	15,701	14,885	13,783	6,754	5,072
Residential mortgage	1,905	2,426	2,477	1,738	620
Home equity	330	140	96	275	275
Consumer	–	19	–	–	4
Total nonperforming loans	18,522	18,530	17,008	9,115	6,411
Other real estate owned (c)	8,441	5,170	3,616	1,347	1,019
Total nonperforming assets	$26,963	$23,700	$20,624	$10,462	$7,430

Nonperforming loans to total loans	1.36%	1.43%	1.33%	0.73%	0.54%
Nonperforming assets to total assets	1.55%	1.40%	1.24%	0.63%	0.47%

(a)  Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(b)  Derived from audited consolidated financial statements.
(c)  Other real estate owned at September 30, 2009 includes $1,297 of real estate from a closed branch office that is held for sale.

Asset Quality and Funding Sources – Other Key Ratios
(Unaudited)	2009			2008
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands)

Past due loans (a)	$25,245	$15,196	$17,064	$13,642	$8,933
Past due loans to total loans	1.86%	1.17%	1.34%	1.09%	0.75%

Net charge-offs	$2,655	$1,570	$2,301	$1,768	$653
Net charge-offs to average loans (annualized)	0.80%	0.49%	0.73%	0.58%	0.22%
Provision for loan losses	$3,564	$1,692	$5,986	$1,701	$760
Provision for loan losses to average loans (annualized)	1.07%	0.53%	1.89%	0.56%	0.26%

Allowance for loan losses to total loans	1.44%	1.44%	1.45%	1.18%	1.17%
Allowance for loan losses to nonperforming loans	105%	100%	109%	162%	219%

Customer deposits to total assets	77%	77%	77%	75%	68%
Brokered deposits and borrowed funds to total assets (b)	14%	13%	14%	15%	21%

(a)  Past due loans include loans that are 30 days or more past due.
(b)  Borrowed funds include customer repurchase agreements and subordinated debt.

CAPITAL BANK CORPORATION
Asset Quality – Loan Portfolio Analysis
(Unaudited)	As of September 30, 2009
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	ALLL to Loans Outstanding
(Dollars in thousands)

Commercial:
Commercial and industrial	$178,879	$586	0.33%	$2,222	1.24%
Municipal	18,382	–	–	10	0.05
Agriculture	15,670	–	–	112	0.71
Other	1,967	–	–	12	0.61
Total commercial	214,898	586	0.27	2,356	1.10

Commercial real estate:
Residential acquisition, development and construction	288,016	13,254	4.60	8,394	2.91
Other commercial real estate	410,729	1,737	0.42	4,243	1.03
Owner occupied	191,112	710	0.37	2,434	1.27
Total commercial real estate	889,857	15,701	1.76	15,071	1.69

Consumer	9,749	–	–	303	3.11

Residential:
First lien, closed-end	129,355	1,809	1.40	1,028	0.79
Junior lien, closed-end	16,498	96	0.58	303	1.84
Home equity lines	96,886	330	0.34	450	0.46
Total residential	242,739	2,235	0.92	1,781	0.73

Total loans	$1,357,243	$18,522	1.36%	$19,511	1.44%

Asset Quality – Commercial Real Estate
Residential Acquisition, Development and Construction Portfolio Analysis by Type
(Unaudited)	As of September 30, 2009
	Residential Land / Development	Residential Construction	Total
(Dollars in thousands)

Loans outstanding	$170,206	$117,810	$288,016
Loans outstanding in category to total loans	12.54%	8.68%	21.22%

Nonaccrual loans	$9,238	$4,016	$13,254
Nonaccrual loans to total loans in category	5.43%	3.41%	4.60%

Allowance for loan losses	$6,365	$2,029	$8,394
Allowance for loan losses to total loans in category	3.74%	1.72%	2.91%

CAPITAL BANK CORPORATION
Asset Quality – Commercial Real Estate
Residential Acquisition, Development and Construction Portfolio Analysis by Region
(Unaudited)
	As of September 30, 2009
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	ALLL to Loans Outstanding
(Dollars in thousands)

Triangle	$213,382	74.09%	$7,657	3.59%	$6,630	3.11%
Sandhills	19,900	6.91	–	–	481	2.42
Triad	5,732	1.99	–	–	61	1.06
Western	49,002	17.01	5,597	11.42	1,222	2.49
Total	$288,016	100.00%	$13,254	4.60%	$8,394	2.91%

Asset Quality – Commercial Real Estate
Other Commercial Real Estate Portfolio Analysis by Type
(Unaudited)
	As of September 30, 2009
	Commercial Land / Development	Commercial Construction	Multifamily	C&I Real Estate Secured	Total
(Dollars in thousands)

Loans outstanding	$121,479	$57,261	$43,583	$188,406	$410,729
Loans outstanding in category to total loans	8.95%	4.22%	3.21%	13.88%	30.26%

Nonaccrual loans	$32	$–	$–	$1,705	$1,737
Nonaccrual loans to total loans category	0.03%	0.00%	0.00%	0.90%	0.42%

Allowance for loan losses	$1,361	$367	$356	$2,159	$4,243
Allowance for loan losses to total loans in category	1.12%	0.64%	0.82%	1.15%	1.03%

Asset Quality – Commercial Real Estate
Other Commercial Real Estate Portfolio Analysis by Region
(Unaudited)
	As of September 30, 2009
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	ALLL to Loans Outstanding
(Dollars in thousands)

Triangle	$283,002	68.90%	$37	0.01%	$2,929	1.03%
Sandhills	37,920	9.23	709	1.87	510	1.34
Triad	33,751	8.22	971	2.88	384	1.14
Western	56,056	13.65	20	0.04	420	0.75
Total	$410,729	100.00%	$1,737	0.42%	$4,243	1.03%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2009 and December 31, 2008
	September 30, 2009	December 31, 2008
(Dollars in thousands except share data)	(Unaudited)

Assets
Cash and due from banks:
Interest-earning	$43,529	$26,621
Noninterest-earning	9,165	27,705
Federal funds sold and short term investments	–	129
Total cash and cash equivalents	52,694	54,455
Investment securities – available for sale, at fair value	258,619	272,944
Investment securities – held to maturity, at amortized cost	3,880	5,194
Loans – net of unearned income and deferred fees	1,357,243	1,254,368
Allowance for loan losses	(19,511)	(14,795)
Net loans	1,337,732	1,239,573
Premises and equipment, net	23,762	24,640
Bank-owned life insurance	22,571	22,368
Deposit premium, net	2,995	3,857
Deferred income tax	5,733	9,342
Accrued interest receivable	6,910	6,225
Other assets	20,054	15,634
Total assets	$1,734,950	$1,654,232

Liabilities
Deposits:
Demand, noninterest-bearing	$136,228	$125,281
Savings and interest-bearing checking	199,726	173,711
Money market deposit accounts	200,052	212,780
Time deposits less than $100,000	503,628	509,231
Time deposits $100,000 and greater	345,616	294,311
Total deposits	1,385,250	1,315,314
Repurchase agreements and federal funds purchased	9,464	15,010
Borrowings	147,000	132,000
Subordinated debentures	30,930	30,930
Other liabilities	12,781	12,464
Total liabilities	1,585,425	1,505,718

Commitments and contingencies

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279)	40,055	39,839
Common stock, no par value; 20,000,000 shares authorized; 11,300,369 and 11,238,085 shares issued and outstanding	139,784	139,209
Retained deficit	(35,465)	(31,420)
Accumulated other comprehensive income	5,151	886
Total shareholders’ equity	149,525	148,514
Total liabilities and shareholders’ equity	$1,734,950	$1,654,232

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$18,720	$17,875	$52,224	$55,485
Investment securities:
Taxable interest income	2,348	2,182	7,708	6,616
Tax-exempt interest income	759	801	2,286	2,435
Dividends	13	58	26	293
Federal funds and other interest income	18	15	34	103
Total interest income	21,858	20,931	62,278	64,932
Interest expense:
Deposits	6,797	7,837	21,596	24,935
Borrowings and repurchase agreements	1,506	2,267	4,782	7,333
Total interest expense	8,303	10,104	26,378	32,268
Net interest income	13,555	10,827	35,900	32,664
Provision for loan losses	3,564	760	11,242	2,175
Net interest income after provision for loan losses	9,991	10,067	24,658	30,489
Noninterest income:
Service charges and other fees	990	1,238	2,901	3,463
Mortgage fees and revenues	353	142	971	768
Other loan fees	57	392	549	892
Brokerage fees	155	169	468	570
Bank card services	409	357	1,133	1,010
Bank-owned life insurance	240	255	1,663	817
Net gain on investment securities	148	109	164	249
Gain on sale of branch	–	426	–	426
Other	155	179	488	559
Total noninterest income	2,507	3,267	8,337	8,754
Noninterest expense:
Salaries and employee benefits	5,128	5,065	16,945	15,237
Occupancy	1,471	1,097	4,192	3,297
Furniture and equipment	771	778	2,340	2,318
Data processing and telecommunications	555	565	1,759	1,525
Advertising	394	480	940	1,000
Office expenses	386	298	1,043	978
Professional fees	358	362	1,171	1,013
Business development and travel	268	360	843	1,033
Amortization of deposit premiums	287	256	862	770
Miscellaneous loan handling costs	339	252	874	570
Directors fees	295	360	1,131	949
Insurance	121	138	365	336
FDIC deposit insurance	474	214	1,882	442
Other	251	292	780	908
Total noninterest expense	11,098	10,517	35,127	30,376
Net income (loss) before tax (benefit) expense	1,400	2,817	(2,132)	8,867
Income tax (benefit) expense	(2,143)	805	(2,561)	2,473
Net income	$3,543	$2,012	$429	$6,394
Dividends and accretion on preferred stock	590	–	1,764	–
Net income (loss) attributable to common shareholders	$2,953	$2,012	$(1,335)	$6,394

Earnings (loss) per common share – basic	$0.26	$0.18	$(0.12)	$0.57
Earnings (loss) per common share – diluted	$0.26	$0.18	$(0.12)	$0.57

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended September 30, 2009, June 30, 2009 and September 30, 2008
Tax Equivalent Basis (1)

	September 30, 2009			June 30, 2009			September 30, 2008
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: (2)
Commercial	$1,153,514	$16,550	5.69%	$1,115,003	$15,244	5.48%	$1,018,947	$15,469	6.02%
Home equity	93,651	983	4.16	94,054	974	4.15	84,441	1,133	5.32
Consumer and residential mortgage	83,034	1,276	6.15	76,514	1,194	6.24	73,103	1,273	6.97
Total loans	1,330,199	18,809	5.61	1,285,571	17,412	5.43	1,176,491	17,875	6.03
Investment securities (3)	263,513	3,512	5.33	278,033	3,731	5.37	250,896	3,452	5.50
Federal funds sold and interest-earning cash (4)	38,995	18	0.18	24,898	6	0.10	6,654	15	0.89
Total interest-earning assets	1,632,707	$22,339	5.43%	1,588,502	$21,149	5.34%	1,434,041	$21,342	5.90%
Cash and due from banks	8,256			15,294			22,517
Other assets	83,589			80,296			132,304
Allowance for loan losses	(19,262)			(18,705)			(14,052)
Total assets	$1,705,290			$1,665,387			$1,574,810

Liabilities and Equity
Savings deposits	$29,267	$11	0.15%	$29,609	$13	0.18%	$30,169	$30	0.39%
Interest-bearing demand deposits	366,632	1,095	1.18	368,132	1,152	1.26	342,575	1,802	2.09
Time deposits	845,311	5,691	2.67	796,306	5,868	2.96	679,162	6,005	3.51
Total interest-bearing deposits	1,241,210	6,797	2.17	1,194,047	7,033	2.36	1,051,906	7,837	2.96
Borrowed funds	130,098	1,260	3.84	140,682	1,273	3.63	174,735	1,786	4.06
Subordinated debt	30,930	240	3.08	30,930	278	3.61	30,930	407	5.22
Repurchase agreements and fed funds purchased	10,646	6	0.22	12,010	7	0.23	27,039	74	1.09
Total interest-bearing liabilities	1,412,884	$8,303	2.33%	1,377,669	$8,591	2.50%	1,284,610	$10,104	3.12%
Noninterest-bearing deposits	134,721			130,460			112,456
Other liabilities	12,198			12,042			11,174
Total liabilities	1,559,803			1,520,171			1,408,240
Shareholders’ equity	145,487			145,216			166,570
Total liabilities and shareholders’ equity	$1,705,290			$1,665,387			$1,574,810

Net interest spread (5)			3.10%			2.84%			2.78%
Tax equivalent adjustment		$481			$394			$411
Net interest income and net interest margin (6)		$14,036	3.41%		$12,558	3.17%		$11,238	3.11%

(1)	The tax equivalent basis is computed using a tax rate of 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)
The Federal Reserve began paying interest on cash balances in the quarter ended December 31, 2008. For comparison purposes, average balances have been adjusted for all periods presented to include cash held at the Federal Reserve as interest earning.

(5)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average interest-earning assets.

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Nine Months Ended September 30, 2009 and 2008
Tax Equivalent Basis (1)

	September 30, 2009			September 30, 2008
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate

Assets
Loans receivable: (2)
Commercial	$1,121,652	$45,736	5.45%	$1,005,400	$47,959	6.35%
Home equity	93,855	2,923	4.16	81,626	3,555	5.80
Consumer and residential mortgage	78,467	3,654	6.21	75,032	3,971	7.06
Total loans	1,293,974	52,313	5.41	1,162,058	55,485	6.36
Investment securities (3)	276,649	11,200	5.40	251,028	10,596	5.63
Federal funds sold and interest-earning cash (4)	28,001	34	0.16	9,203	103	1.49
Total interest-earnings assets	1,598,624	$63,547	5.31%	1,422,289	$66,184	6.20%
Cash and due from banks	15,171			22,893
Other assets	80,917			138,346
Allowance for loan losses	(17,731)			(13,791)
Total assets	$1,676,981			$1,569,737

Liabilities and Equity
Savings deposits	$29,225	$37	0.17%	$30,363	$112	0.49%
Interest-bearing demand deposits	362,724	3,449	1.27	337,198	5,291	2.09
Time deposits	814,328	18,110	2.97	668,526	19,532	3.89
Total interest-bearing deposits	1,206,277	21,596	2.39	1,036,087	24,935	3.21
Borrowed funds	138,945	3,923	3.77	176,069	5,628	4.26
Subordinated debt	30,930	839	3.63	30,930	1,336	5.75
Repurchase agreements and fed funds purchased	12,156	20	0.22	32,575	369	1.51
Total interest-bearing liabilities	1,388,308	$26,378	2.54%	1,275,661	$32,268	3.37%
Noninterest-bearing deposits	130,061			114,676
Other liabilities	11,963			11,032
Total liabilities	1,530,332			1,401,369
Shareholders’ equity	146,649			168,368
Total liabilities and shareholders’ equity	$1,676,981			$1,569,737

Net interest spread (5)			2.77%			2.83%
Tax equivalent adjustment		$1,269			$1,252
Net interest income and net interest margin (6)		$37,169	3.11%		$33,916	3.18%

(1)	The tax equivalent basis is computed using a tax rate of 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)
The Federal Reserve began paying interest on cash balances in the quarter ended December 31, 2008. For comparison purposes, average balances have been adjusted for all periods presented to include cash held at the Federal Reserve as interest earning.

(5)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average interest-earning assets.